UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 21, 2010

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, MD	20852
(Address of Principal Executive Offices)	(Zip Code)

(301) 770-3099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2010, the Compensation Committee of Nabi Biopharmaceuticals (the “Company”) approved the corporate goals for the VIP Management Incentive Plan (the “VIP Plan”) for 2010. The VIP Plan provides cash bonus incentives to the Company’s executive officers, and vice president, senior director and director level personnel, although the summary below focuses on the aspects of the VIP Plan applicable to the Company’s executive officers.

The objective of the VIP Plan is to provide an effective tool to help motivate the executive’s performance in achieving the Company’s defined strategy and goals by aligning measurement and accountability with rewards. The total bonus potential under the VIP Plan for each of Raafat E.F. Fahim, Ph.D., President and Chief Executive Officer, Paul Kessler, M.D., Senior Vice President Clinical, Medical and Regulatory Affairs, and Matthew W. Kalnik, Ph.D., Senior Vice President Strategic Planning & Business Operations is 80%, 55% and 55%, respectively, of his base salary. Rewards under the VIP Plan are based on performance as measured by two sets of goals, the corporate goals for the Company and the individual goals for each officer, except for Dr. Fahim, who as President and Chief Executive Officer is measured only on corporate goals. For Drs. Kessler and Kalnik, 70% of the total bonus potential is determined by corporate goals and the remaining 30% of bonus potential is determined by individual goals. Each set of goals assigns a different percentage weight to each goal with the total percentage weight of each set of goals totaling 100%. The bonus potential, the relative weights of the corporate and individual goals, and all other elements of the VIP Plan are subject to change at the discretion of the Compensation Committee

In 2010, the corporate goals are composed of eight corporate goals, each weighted between 2% and 35%, relating to:

•	The consummation of the exclusive option and license agreement for NicVAX, dated November 13, 2009, with GlaxoSmithKline Biologicals S.A. (“GSK”) (10%);

•	The execution of NicVAX Phase III clinical trials (35%);

•	The achievement of certain manufacturing objectives related to NicVAX (15%);

•	The performance of certain obligations under the Transition Services Agreement with GSK related to the sale of PentaStaph to obtain outstanding milestone payments (10%);

•	The advancement of developments to NicVAX with potential to enhance its value to the Company (10%);

•	The development and execution of an effective investor communication program (8%); and

•	Achieving certain operational and financial objectives (2% and 10%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

Date: June 25, 2010	By:	/S/ RAAFAT E. F. FAHIM
Raafat E. F. Fahim, Ph.D.
President, Chief Executive Officer and Acting Chief Financial Officer